Ex. 4.03                                                          CONFORMED COPY


                    SECOND AMENDMENT dated as of March 30, 1998 (this
               "Amendment"), among CHOICE HOTELS INTERNATIONAL, INC., a Delaware
                ---------
               corporation (the "Borrower"), the undersigned financial
                                 --------
               institutions party to the Credit Agreement referred to below (the "Lenders"), and THE CHASE MANHATTAN BANK, as agent for the
                -------
               Lenders (in such capacity, the "Agent").
                                               -----

          A. Reference is made to the Competitive Advance and Multi-Currency Credit Facilities Agreement dated as of October 15, 1997, as amended (the "Credit Agreement") among the Borrower, the Lenders and the Agent. Capitalized
 ----------------
terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

          B. The Borrower has requested that the Lenders amend a certain provision of the Credit Agreement. The Lenders are willing to do so, subject to the terms and conditions of this Amendment.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.  Amendment to Section 6.01.  Section 6.01 of the Credit
                      --------------------------
Agreement is hereby amended to (a) delete the "and" after the ";" in clause (h),
(b) insert the following immediately after the ";" in clause (h), "(i) Indebtedness of the Borrower represented by senior unsecured notes in a principal amount not to exceed $100,000,000; and" and (c) replacing the reference to "(i)" in clause (i) with "(j)".

       SECTION 2.  Representations, Warranties and Agreements.  The Borrower
                   -------------------------------------------
hereby represents and warrants to and agrees with each Lender and the Agent that:

       (a) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

       (b) The Borrower has the requisite power and authority to execute, deliver and perform its obligations under this Amendment.

       (c) The execution, delivery and performance by the Borrower of this Amendment (i) have been duly
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                                                                               2

     authorized by all requisite action and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (y) any order of any Governmental Authority or
     (z) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement for borrowed money or other agreement or instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower.

       (d) This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principals of equity.

       (e) As of the Amendment Effective Date, no Event of Default or Default has occurred and is continuing.

       SECTION 3.  Conditions to Effectiveness.  This Amendment shall become
                   ----------------------------
effective on the date of the satisfaction in full of the following conditions precedent (the "Amendment Effective Date"):
                ------------------------

       (a) The Agent shall have received duly executed counterparts hereof which, when taken together, bear the authorized signatures of the Borrower, the Agent and the Required Lenders.

       (b) All legal matters incident to this Amendment shall be satisfactory to the Required Lenders, the Agent and Cravath, Swaine & Moore, counsel for the Agent.

       (d) The Agent shall have received such other documents, instruments and certificates as it or its counsel shall reasonably request.
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                                                                               3

       SECTION 4.  Credit Agreement.  Except as specifically stated herein, the
                   -----------------
Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Loan Agreement as modified hereby.

       SECTION 5.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND
                   ---------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       SECTION 6.  Counterparts.  This Amendment may be executed in any number
                   -------------
of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

       SECTION 7.  Expenses.  The Borrower agrees to reimburse the Agent for its
                   ---------
out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.


                                        CHOICE HOTELS INTERNATIONAL, INC.

                                          by
                                             /s/ Donald H. Dempsey
                                             ------------------------------
                                             Name:  Donald H. Dempsey
                                             Title: Executive Vice
                                                 President and Chief
                                                 Financial Officer
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                                                                               4

                                        THE CHASE MANHATTAN BANK,
                                        individually and as Issuing Bank
                                        and Agent

                                          by
                                            /s/ Karen M. Sharf
                                            --------------------------------
                                            Name:  Karen M. Sharf
                                            Title: Vice President


                                        BANK OF TOKYO - MITSUBISHI TRUST
                                        COMPANY

                                          by
                                           _________________________________
                                           Name:
                                           Title:


                                        CRESTAR BANK

                                          by
                                            /s/ Greg D. Wheeless
                                            --------------------------------
                                            Name:  Greg D. Wheeless
                                            Title: Senior Vice President


                                        THE DAI-ICHI KANGYO BANK, LTD.

                                          by
                                            /s/ Bertram Tang
                                            --------------------------------
                                            Name:  Bertram Tang
                                            Title: Vice President


                                        FIRST NATIONAL BANK OF MARYLAND

                                          by
                                            /s/ Michael B. Stueck
                                            --------------------------------
                                            Name:  Michael B. Stueck
                                            Title: Vice President


                                        FIRST UNION NATIONAL BANK

                                          by
                                            /s/ Barbara Kauffmann Angel
                                            --------------------------------
                                            Name:  Barbara Kauffmann Angel
                                            Title: Vice President
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                                                                               5

                                        THE FUJI BANK, LIMITED

                                          by
                                            /s/ Raymond Ventura
                                            --------------------------------
                                            Name:  Raymond Ventura
                                            Title: Vice President and
                                                   Manager


                                        THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED, NEW YORK BRANCH

                                          by
                                            /s/ John V. Veltri
                                            --------------------------------
                                            Name:  John V. Veltri
                                            Title: Joint General Manager


                                        THE LONG TERM CREDIT BANK OF JAPAN,
                                        LTD., NEW YORK BRANCH

                                          by
                                            /s/ Nozomi Moue
                                            --------------------------------
                                            Name:  Nozomi Moue
                                            Title: Deputy General Manager


                                        MELLON BANK, N.A.

                                          by
                                            /s/ Laurie G. Dunn
                                            --------------------------------
                                            Name:  Laurie G. Dunn
                                            Title: Vice President


                                        NATIONSBANK, N.A.

                                          by
                                            /s/ Michael R. Heredia
                                            --------------------------------
                                            Name:  Michael R. Heredia
                                            Title: Senior Vice President


                                        THE SANWA BANK, LIMITED,
                                        NEW YORK BRANCH

                                          by
                                            /s/ Dominic J. Sorresso
                                            --------------------------------
                                            Name:  Dominic J. Sorresso
                                            Title: Vice President
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                                                                               6

                                        SUMMIT BANK

                                          by
                                            ________________________________
                                            Name:
                                            Title:


                                        THE TOYO TRUST & BANKING COMPANY,
                                        LTD., NEW YORK BRANCH

                                          by
                                            /s/ T. Mikumo
                                            --------------------------------
                                            Name:  T. Mikumo
                                            Title: Vice President

                                          by
                                            ________________________________
                                            Name:
                                            Title: